Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Emanuel Oliveira, Chief Executive Officer and Chief Financial Officer, of Bridgewater Platforms, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the annual report on Form 10-K of Bridgewater Platforms, Inc. for the year ended July 31, 2015 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Bridgewater Platforms, Inc.

Dated:  October 29, 2015

/s/ Emanuel Oliveira
Emanuel Oliveira Chief Executive Officer and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Bridgewater Platforms, Inc. and will be retained by Bridgewater Platforms, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.